UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 8, 2005

OPTELECOM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-8828	52-1010850
(Commission File Number)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive,
Germantown, Maryland 20874
(Address of Principal Executive Offices) (Zip Code)

(301) 444-2200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          See discussion under Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 8, 2005, Optelecom, Inc. (the “Company”) completed the acquisition of NKF Electronics, B.V. a private company with limited liability, incorporated in the Netherlands (“NKF”), pursuant to the terms and conditions of the Share Purchase Agreement dated March 8, 2005 (the “Purchase Agreement”) by and among the Company, NKF, Draka Holding, N.V., a limited liability company, incorporated in the Netherlands (“Draka”), and NKF Vastgoed B.V., a private company with limited liability, incorporated in the Netherlands, a direct wholly-owned subsidiary of Draka (“Vastgoed” and together with Draka – the “Sellers”).

     Pursuant to the Purchase Agreement, the Company acquired from the Sellers and the Sellers sold, all of the outstanding stock of NKF for the following consideration (the “Acquisition Consideration”): (a) Six Million Nine Hundred Twelve Thousand Euro (€ 6,912,000) paid in cash; (b) Four Million Eighty Eight Thousand Euro (€4,088,000) paid in cash to retire NKF’s inter-company debt owed to Draka; and (c) a Subordinated Promissory Note in the principal amount of Nine Million Euro (€9,000,000) (the “Subordinated Note”). The Subordinated Note accrues interest at a rate of 6% per annum and is due and payable in full on March 8, 2010. The Acquisition Consideration is subject to post-closing adjustment in accordance with the terms and conditions of the Purchase Agreement. The amount of consideration was determined on the basis of arm’s length negotiations between the Company and Draka.

     To fund the Acquisition Consideration the Company and its subsidiaries entered into a Financing and Security Agreement (the “Loan Agreement”) and other ancillary agreements with Manufacturers and Traders Trust Company, a New York State bank (“M&T”), pursuant to which M&T extended to the Company and NKF certain credit facilities and term loans consisting of (i) a revolving credit facility in an amount not to exceed Five Million Dollars ($5,000,000) to be made available to the Company and NKF for the purpose of obtaining letters of credit and financing the Company’s and NKF’s working capital needs, (ii) a term loan in the principal amount of Nine Million One Hundred Fifty Two Thousand Eight Hundred Seventy Dollars and Forty Cents ($9,152,870.40) made to the Company for the purpose of partially financing the Company’s acquisition of the stock of NKF, and (iii) a term loan in the principal amount of Four Million Eighty Eight Thousand Euros (€4,088,000) made available to the NKF for the purpose of refinancing certain indebtedness owed to Draka. The loans granted to the Company and NKF under the Loan Agreement are secured by assets of the Company and its subsidiaries, including a pledge of sixty five percent (65%) of the shares of NKF.

     The descriptions contained in Item 2.01 of the transactions contemplated by the Purchase Agreement, the Subordinated Note and the Loan Agreement, respectively, are qualified in their entirety by reference to the full text of the Purchase Agreement, which is incorporated by reference as Exhibit 99.1 hereto, the full text of the Subordinated Note, which is incorporated by reference as Exhibit 99.2 hereto, and the full text of the Loan Agreement, which is incorporated by reference as Exhibit 99.3 hereto.

Item 9.01 Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired: In accordance with Item 9.01(a) of Form 8-K, the financial statements for NKF required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before May 24, 2005.

          (b) Pro Forma Financial Information: In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before May 24, 2005.

          (c) Exhibits:

99.1	Share Purchase Agreement dated March 8, 2005 by and among Optelecom, Inc., NKF Electronics B.V.Draka Holding, N.V., NKF Vastgoed B.V., and

99.2	Subordinated Promissory Note dated March 8, 2005.

99.3	Financing and Security Agreement dated March 8, 2005, by and among Optelecom, Europe Limited, NKF B.V., and Inc., Optelecom UK Electronics Iberica Manufacturers and Limited, Optelecom S.L., NKF Traders Trust Electronics, Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2005

OPTELECOM, INC.

By:	/s/ James Armstrong
James Armstrong Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

OPTELECOM, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Share Purchase Agreement dated March 8, 2005 by and among Optelecom, Inc., Draka Holding, N.V., NKF Vastgoed B.V., and NKF Electronics B.V.

99.2	Subordinated Promissory Note dated March 8, 2005.

99.3	Financing and Security Agreement dated March 8, 2005, by and among Optelecom, Inc., Optelecom UK Limited, Optelecom Europe Limited, NKF Electronics Iberica S.L., NKF Electronics, B.V., and Manufacturers and Traders Trust Company.

5